Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated June 6, 2007, with respect to the consolidated financial statements of MeziMedia, Inc. included in the Current Report (Form 8-K/A to be filed on or about October 10, 2007) of ValueClick, Inc.

/s/ Ernst & Young LLP

Los Angeles, California

October 5, 2007